Exhibit 4.3

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 17, 2026

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

to the

INDENTURE

Dated as of February 13, 2026

by and among

TRANSDIGM, INC.

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Additional $500,000,000 6.125% Senior Subordinated Notes due 2034 of TransDigm Inc.

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 17, 2026, among TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“Holdings”), the Guarantors party hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, Holdings, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of February 13, 2026 (the “Base Indenture”, and such date, the “Original Issue Date”), providing for the issuance by the Company on the Original Issue Date of $1,200,000,000 aggregate principal amount of the Company’s 6.125% Senior Subordinated Notes due 2034 (the “Initial Notes”);

WHEREAS, Section 2.14 of the Base Indenture provides, among other things, that the Company may issue, in accordance with the terms of the Base Indenture, Additional Notes under the Base Indenture with identical terms as the Initial Notes issued on the Original Issue Date, other than with respect to the date of issuance and issue price;

WHEREAS, the Company, Holdings and the Guarantors have entered into that certain Purchase Agreement, dated as of April 14, 2026, among themselves and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named in Schedule A thereto, pursuant to which, among other things, on the date hereof, the Company will issue an additional $500,000,000 of 6.125% Senior Subordinated Notes due 2034 as Additional Notes (the “April 2026 Additional Notes”);

WHEREAS, the April 2026 Additional Notes will have identical terms and conditions as the Initial Notes, other than with respect to the date of issuance and the issue price;

WHEREAS, certain duly authorized Officers of the Company have heretofore executed and delivered to the Trustee an Officers’ Certificate (the “Additional Notes Certificate”) establishing the terms of the April 2026 Additional Notes in accordance with Section 2.14 of the Base Indenture;

WHEREAS, the Company intends by this Supplemental Indenture to provide for the issuance of the April 2026 Additional Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 9.01(f) of the Base Indenture, the Company, the Guarantors and the Trustee are authorized to provide for the issuance of Notes issued after the Original Issue Date in accordance with the limitations set forth in the Base Indenture without the consent of any Holder;

WHEREAS, the Company, Holdings, the Guarantors and the Trustee intend to execute and deliver this Supplemental Indenture to provide for the issuance of the April 2026 Additional Notes as Additional Notes under the Base Indenture without the consent of any Holder; and

WHEREAS, all things necessary to make the April 2026 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth in the Additional Notes Certificate, this Supplemental Indenture and the Base Indenture and delivered as provided in the Base Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company, Holdings and the Guarantors under the Base Indenture to make this Supplemental Indenture a valid, binding and legal agreement of the Company, Holdings and the Guarantors, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Base Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

APRIL 2026 ADDITIONAL NOTES

Section 2.01 Creation of the April 2026 Additional Notes.

(a) In accordance with Sections 2.14 and 9.01(f) of the Base Indenture, the Company hereby provides for the issuance of the April 2026 Additional Notes as Additional Notes under the Base Indenture substantially in the form of Exhibit A to the Base Indenture, as modified by the Additional Notes Certificate, the terms of which are hereby incorporated and made a part of this Supplemental Indenture. The April 2026 Additional Notes will be issued at an issue price of 100.375% of the principal amount thereof, plus accrued interest from February 13, 2026 to, but excluding, the date hereof. Interest on the April 2026 Additional Notes will accrue from February 13, 2026. The April 2026 Additional Notes and the Initial Notes shall be treated as a single class for all purposes under the Indenture and the other Notes Documents.

(b) On the date hereof, the Trustee shall authenticate and deliver an additional $500,000,000 of 6.125% Senior Subordinated Notes due 2034 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company in accordance with Section 2.02 of the Base Indenture. As provided in the Additional Notes Certificate, the authentication of such April 2026 Additional Notes by the Trustee may be by manual or electronic signature, notwithstanding anything in the Base Indenture to the contrary, including, without limitation, Section 2.02 thereof.

Section 2.02 The Notes. The April 2026 Additional Notes initially will be issued in the form of Global Notes as follows:

(a) certificate No. 144A-4 (CUSIP No. 893647 CB1 / ISIN No. US893647CB10) in the aggregate principal amount of $500,000,000; and

(b) certificate No. TS-1 (CUSIP No. U8936P BL6 / ISIN No. USU8936PBL68) in the aggregate principal amount of $0.

For the avoidance of doubt, interests in the April 2026 Additional Notes initially represented by certificate No. TS-1 may be exchanged for interests in the certificate representing the Initial Notes or the April 2026 Additional Notes having the 144A CUSIP No. 893647 CB1 / ISIN No. US893647CB10 and the Initial Notes having the Regulation S CUSIP No. U8936P BJ1 / ISIN No. USU8936PBJ13, upon certification that interests in the April 2026 Additional Notes initially represented by certificate No. TS-1 are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act of 1933, as amended, in accordance with the provisions of the Indenture, including, without limitation, in accordance with the provisions of the Rule 144A/Regulation S Appendix thereto.

2

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Base Indenture; Supplemental Indenture part of Indenture.

The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.02 New York Law to Govern.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE APRIL 2026 ADDITIONAL NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF shall be deemed to be their original signatures for all purposes.

Section 3.04 Effect of Headings.

The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.05 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Holdings and the Guarantors.

Section 3.06 Successors.

All agreements of the Company, Holdings and each Guarantor in this Supplemental Indenture and the April 2026 Additional Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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3

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

TRANSDIGM INC.

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

4455 GENESEE STREET, LLC
4455 GENESEE PROPERTIES, LLC
ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AMERICAN FUEL CELL AND COATED FABRICS COMPANY, LLC
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ANGUS ELECTRONICS CO.
APICAL INDUSTRIES, INC.
ARKWIN INDUSTRIES, INC.
ARMTEC COUNTERMEASURES CO.
ARMTEC COUNTERMEASURES TNO CO.
ARMTEC DEFENSE PRODUCTS CO.
ASHFORD PROPERTIES, LLC
AUXITROL WESTON USA, INC.
AVIATION TECHNOLOGIES, INC.
AVIONICS SPECIALTIES, INC.
AVTECHTYEE, INC.
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
BRUCE AEROSPACE INC.
CALSPAN AIR FACILITIES, LLC
CALSPAN AIR SERVICES, LLC
CALSPAN ASE PORTUGAL, INC.
CALSPAN HOLDINGS, LLC
CALSPAN JETS LLC
CALSPAN, LLC
CALSPAN TECHNOLOGY ACQUISITION LLC
CHELTON AVIONICS HOLDINGS, INC.
CHELTON AVIONICS, INC.
CHELTON DEFENSE PRODUCTS, INC.
CPI EDB INTERMEDIATE HOLDINGS, INC.
CPI ELECTRON DEVICE BUSINESS, INC.
CTHC LLC
DART AEROSPACE USA, INC.
DART BUYER, INC.
DART HELICOPTER SERVICES, INC.

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

DART INTERMEDIATE, INC.
DART TOPCO, INC.
DATA DEVICE CORPORATION
DUKES AEROSPACE, INC.
EASTERN OPTX, INC.
ESTERLINE INTERNATIONAL COMPANY
ESTERLINE TECHNOLOGIES CORPORATION
FPT INDUSTRIES LLC
GENESEE HOLDINGS, LLC
GENESEE HOLDINGS II, LLC
GENESEE HOLDINGS III, LLC
GREAT RIVER TECHNOLOGY INCORPORATED
HARTWELL CORPORATION
HYTEK FINISHES CO.
ICEMAN HOLDCO, INC.
ILC HOLDINGS, INC.
IN-PHASE TECHNOLOGIES, INCORPORATED
JANCO CORPORATION
KING NUTRONICS, LLC
KIRKHILL INC.
KORRY ELECTRONICS CO.
LEACH HOLDING CORPORATION
LEACH INTERNATIONAL CORPORATION
LEACH TECHNOLOGY GROUP, INC.
MARATHONNORCO AEROSPACE, INC.
MASON ELECTRIC CO.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
MICROWAVE POWER PRODUCTS, INC.
MEDTHERM LABS, LLC
NAT SEATTLE INC.
NMC GROUP, INC.
NORTH HILLS SIGNAL PROCESSING CORP.
NORWICH AERO PRODUCTS INC.
OFFSHORE HELICOPTER SUPPORT SERVICES, INC.
OPPENHEIMER PRECISION PRODUCTS, INC.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
POWER DEVICE CORPORATION
RAPTOR LABS HOLDCO, LLC
RAPTOR LABS INTERMEDIATE, LLC
SEMCO INSTRUMENTS, INC.
SENSOR CONCEPTS, LLC
SERVOTRONICS, INC.
SHIELD RESTRAINT SYSTEMS, INC.

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

SIMMONDS PRECISION PRODUCTS, INC.
SIMPLEX MANUFACTURING, CO.
SKANDIA, INC.
SKURKA AEROSPACE INC.
SPACE ELECTRONICS LLC
TA AEROSPACE CO.
TACTAIR FLUID CONTROLS, INC.
TDG ESL HOLDINGS INC.
TEAC AEROSPACE TECHNOLOGIES, INC.
TESTVONICS, INC.
TEXAS ROTRONICS, INC.
YOUNG & FRANKLIN INC.

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

17111 WATERVIEW PKWY LLC
By:	Esterline Technologies Corporation,
as its manager
BETA TRANSFORMER TECHNOLOGY LLC
By:	Power Device Corporation, as its sole member
CMC ELECTRONICS AURORA LLC
By:	Esterline Technologies Corporation,
as its sole member
ELECTROMECH TECHNOLOGIES LLC
By:	McKechnie Aerospace US LLC,
as its sole member
By:	McKechnie Aerospace DE, Inc.,
as its sole member
ESTERLINE EUROPE COMPANY LLC
By:	Esterline Technologies Corporation,
as its sole member
ESTERLINE TECHNOLOGIES SGIP LLC
By:	Esterline Technologies Corporation,
as its manager
JOHNSON LIVERPOOL LLC
By:	Young & Franklin Inc., as its sole member
LEACH MEXICO HOLDING LLC
By:	Leach International Corporation, as its sole member
MCKECHNIE AEROSPACE US LLC
By:	McKechnie Aerospace DE, Inc., as its sole member
NORTH HILLS SIGNAL PROCESSING OVERSEAS LLC
By:	North Hills Signal Processing Corp., as its sole member
TRANSICOIL LLC
By:	Aviation Technologies, Inc., as its sole member

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Treasurer

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCOSEMCO LLC
NORDISK AVIATION PRODUCTS LLC
By: Telair US LLC, as its sole member
SCHNELLER LLC
SYMETRICS INDUSTRIES, LLC
TELAIR US LLC
WHIPPANY ACTUATION SYSTEMS, LLC
Each By:	TransDigm Inc., as its sole member

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chief Financial Officer

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Chairman of the Board and
Chief Executive Officer

BRIDPORT ERIE AVIATION, INC.

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Chairman of the Board and President

PALOMAR PRODUCTS, INC.

By:	/s/ Sarah Wynne
Name: Sarah Wynne
Title: Vice President

TRANSDIGM UK HOLDINGS LIMITED

By:	/s/ Liza Sabol
Name: Liza Sabol
Title: Director

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Peggy Guel
	Name:	Peggy Guel
	Title:	Vice President

[Signature Page to the First Supplemental Indenture – 6.125% Senior Subordinated Notes due 2034]